SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2005

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2950 North Loop West, 7th Floor
Houston, Texas	77092
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 683-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

NATCO Group Inc. awards annual cash bonus incentive opportunities under its annual bonus plans to senior executives and other key employees. The amount of an executive's bonus opportunity, which is expressed as a percentage of base salary, depends primarily on that individual's position and responsibilities. The range of these percentages for our executive officers is from 35% to 75%.

The Governance, Nominating and Compensation Committee, or GNC Committee, of our Board of Directors determined on February 9, 2005 the payout under NATCO's 2004 bonus plan to senior executives and other key employees. The senior executive officers of the Company constituting "named executive officers" under applicable law and regulations that were awarded such bonuses, and the amounts of such bonuses are set forth below. The bonuses were distributed on March 15, 2005.

The GNC Committee also determined on February 9, 2005 the parameters for bonus payouts to senior executives and other key employees for 2005. The Company targets the 50th percentile compensation for overall comparisons to industry peers with the opportunity to achieve up to the 75th percentile if performance warrants. The plan is designed to unify management's efforts by using consolidated results as the primary measure of performance while recognizing segment results, business unit results and individual contribution in determining final awards. Identified employees are eligible to participate in the program, but are neither entitled to, nor guaranteed, a bonus payment. Half of each participant's bonus will be based on NATCO consolidated financial performance, using EBITDA (as defined below) and return on assets as measures, 30% of each plan participant's bonus will be based on segment performance, using segment EBITDA and return on assets and 20% of each plan participant's bonus will be based on specific business unit and individual objectives that include safety, bookings, cost reduction, working capital and business initiative goals. For 2005 bonus plan purposes, the Company's EBITDA is defined as NATCO's consolidated actual earnings before interest expense, income tax provision (credit), non-operating expense, retiree medical, preferred stock dividend, depreciation and amortization for 2005. Individual contribution factors can range from zero to 1.5 times an individual's bonus target percentage relative to that individual's performance criteria. Funding of the various bonus pools is dependent on meeting certain thresholds, and the pool amounts are subject to GNC Committee discretion.

The cash bonuses paid on March 15, 2005 for 2004 and the 2005 target bonuses for our named executive officers are as follows:
Name	Position	2004 Annual Cash Bonus	2005 Target Bonus Opportunity
John U. Clarke	Chief Executive Officer	(1)	75%
Patrick M. McCarthy	President	$ 143,933	60%
Richard W. FitzGerald	Senior Vice President and Chief Financial Officer	$ 84,250	50%
C. Frank Smith	Executive Vice President	$ 122,846	50%
Robert A. Curcio	Senior Vice President	$ 108,097	50%

(1) Mr. Clarke was not elected as CEO until December 2004 and, therefore, did not participate in the 2004 bonus program. However, Mr. Clarke did receive a $100,000 signing bonus in December 2004 pursuant to the terms of his employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005

NATCO Group Inc.

By: /s/ John U. Clarke

John U. Clarke

Chairman and Chief Executive Officer